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                                                                    EXHIBIT 10.6

                             AGREEMENT FOR LEASE OF
                                   DARK FIBER

     This Agreement, made and entered into this 24th day of March 1995 by and between Electric Lightwave, Inc. a Delaware Corporation (hereinafter referred to as "ELI"), having an office at 8100 N.E. Parkway Drive, Suite 150, Vancouver, WA 98662 and Citizens Utilities Rural Company, Inc. (hereinafter referred to as "CITIZENS"), a Delaware Corporation, having an office at 2202 Stockton Hill Road, Kingman, Arizona 86402, ELI and CITIZENS being collectively referred to herein as the "Parties".

     WHEREAS, ELI has designed engineered, constructed or caused to be constructed, facilities and acquired appropriate interests in real property or their rights, all as required to provide, and maintain a fiber optics cable between Las Vegas, Nevada and Phoenix, Arizona (the "Route"); and

     WHEREAS, ELI will lease to CITIZENS the following dark fiber facilities located within the Route (hereinafter referred to as the "Citizens Fibers"):

     1. Twelve (12) dark fibers from the Golden Valley Central Office to Landon Road - 26.5 route miles;

     2. Twelve (12) dark fibers from the Golden Valley Central Office to Oatman Road - 12.8 route miles;

     3.  Twelve (12) dark fibers from Oatman Road to the Yucca Central Office -
     18.5 miles; and

     4. Twelve (12) dark fibers from Yucca Central Office to El Paso - 9.2 route miles.

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE 1.   SCOPE OF AGREEMENT

     1.1 ELI hereby grants to CITIZENS access to the CITIZENS Fibers, including, but not limited to, drop and insert capabilities, upgrade capacity and replacement of the CITIZENS Electronics. Such replacement of the CITIZENS Electronics will not result in a modification of the payment obligations of CITIZENS to ELI. ELI or ELI's contractors will, at ELI's sole expense, perform all maintenance on the CITIZENS Fibers in accordance with industry standards.
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ARTICLE 2.  DEFINITIONS

     Unless otherwise defined herein, the terms in this Agreement shall have their normal or customary meanings., In addition, for the purpose of this Agreement, the following terms shall have the earnings set forth:

CITIZENS Electronics:  The fiber optic telecommunications equipment owned and used by CITIZENS to facilitate the transmission of communications over the CITIZENS Fibers.

CITIZENS Fibers:   As described in the second "Whereas"  clause and Article 1.

Dark fibers:  Fiber optic facilities provided by ELI without the necessary electronics and other equipment required for the transmission of communications services.

Right of Way: Easement or right to use real property owned by railroads, individual property owners or other entities.


ARTICLE 3.        TERM/TERMINATION

The initial Term of this Agreement shall commence as of the date of the Interim Agreement between the parties, dated November 28, 1994 and shall continue for a period of ten (10) years thereafter. Thereafter, CITIZENS will have four (4) five (5) year options to extend the Term. Each option to extend the Term shall be exercisable by CITIZENS at the present rate with an adjustment to reflect inflation using the CPI or equivalent index.

ARTICLE 4.    COMPENSATION

     4.1     LEASE OF DARK FIBER

During the Initial Term of this Agreement, CITIZENS shall pay $30,000.00 per month to ELI for the lease and maintenance of the dark fibers described in
Article 1 beginning on the date of the Interim Agreement and monthly thereafter for the term of the Agreement, including all extensions.

ELI shall send all invoices for the charges hereunder to:

     Citizens Utilities Rural Company, Inc.
     Attn: Bill Kirby
     2202 Stockman Hill Road
     Kingman, Arizona  86402
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CITIZENS shall send all payments hereunder, to:

     Electric Lightwave, Inc.
     8100 N.E. Parkway Drive
     Vancouver, Washington  98862

ARTICLE 5.   WARRANTIES

     5.1 The Warranties and remedies set forth in this Agreement constitute the only warranties and remedies with respect to this Agreement. Such Warranties are in lieu of all other warranties, written and oral, statutory, express or implied, including without limitation the Warranty of merchantability and the Warranty of fitness for a particular purpose.

     5.2 ELI represents and warrants to CITIZENS that it has the right to perform as required hereunder and/or provide to CITIZENS the CITIZENS fibers specified herein, and that it is an entity duly organized, validly existing and in good standing under the laws of its origin, with all requisite power to enter into and perform the obligations under this Agreement in accordance with its terms.


ARTICLES 6.   INDEMNIFICATION

Each party agrees to indemnify and hold harmless the other Party from claims by persons not a party to this Agreement for injuries or damage from the negligent or willful actions of the indemnifying Party's employees, agents, contractors or representatives.

ARTICLE 7.     LIABILITIES

Neither Party shall be liable for any consequential, incidental, indirect, special or punitive damages or lost profits

ARTICLE 8.   MISCELLANEOUS

     8.1 Any work performed by either party on the premises of the other shall be performed while taking all necessary precautions to prevent the occurrence of any injury to persons or property during the progress of such work.

     8.2 The invalidity in whole or in part of any provision shall not affect the validity of any other provision.

     8.3  Notices shall be in writing, effective upon receipt and sent to:

     CITIZENS: Citizens Utilities Rural Company, Inc.
               2202 Stockton Hill Road
               Kingman, Arizona  86402
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        ELI:   Electric Lightwave, Inc.
               8100 N.E. Parkway Drive
               Vancouver, Washington  98662

ARTICLE 9.   COUNTERPARTS

     To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more counterparts. All counterparts shall collectively constitute a single agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first set forth above.


ELECTRIC LIGHTWAVE, INC.            CITIZENS UTILITIES RURAL
                                    COMPANY, INC.


By:    _______________________           By:     __________________________

Name:  _______________________           Name:   __________________________

Title: _______________________           Title:  __________________________